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[NEW YORK LIFE LOGO] The Company You Keep(R)

                                           NEW YORK LIFE INSURANCE COMPANY
                                           51 Madison Avenue, New York, NY 10010
                                           212 576-6302      Fax 212 447-4235
May 1, 2002
                                           Michael Fong, F.S.A., M.A.A.A.
                                           Associate Actuary

Re:     New York Life Insurance and Annuity Corporation
        Variable Universal Life Separate Account-I
        Investment Company Act File Number: 811-07798
        Securities Act File Number: 033-64410

Ladies and Gentlemen:

This opinion is furnished in connection with the referenced registration statement filed by New York Life Insurance and Annuity Corporation ("NYLIAC") under the Securities Act of 1933 (the "Registration Statement"). The prospectus included in the Registration statement on Form S-6 describes flexible premium variable life insurance policies (the "Policies"). I am familiar with the Registration Statement and Exhibits thereto.

In my opinion, the illustrations of benefits under the Policies included in the Section entitled "Illustrations" in Appendix A of the prospectus, based on the assumptions stated in the illustrations, are consistent with the provisions of the respective forms of the Policies. The age selected in the illustrations is representative of the manner in which the Policies operate.

In addition, I have reviewed the discount rate used in calculating the present value of NYLIAC's future tax deductions from the amortization of its deduction for certain acquisition costs. In my opinion, the DAC tax charge is reasonable in relation to NYLIAC's increased federal tax burden under section 848 resulting from the receipt of premiums; the targeted rate of return used in calculating such charges is reasonable; and the factors taken into account by NYLIAC in determining the targeted New York rate of return are appropriate.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the prospectus.

Sincerely,

/s/ MICHAEL FONG

Michael Fong, FSA, MAAA
Associate Actuary

                                        NYLIFE for Financial Products & Services